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                                                       Registration Nos. 2-98326
                                                                        811-4323

                                  EXHIBIT 6(F)

       FORM OF DISTRIBUTION AGREEMENT BETWEEN NEW ENGLAND FUNDS TRUST I,
         ON BEHALF OF NEW ENGLAND STAR WORLDWIDE FUND, AND NEW ENGLAND
                                  FUNDS, L.P.
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                        NEW ENGLAND STAR WORLDWIDE FUND

                             Distribution Agreement


     AGREEMENT made this 1st day of January, 1996 by and between NEW ENGLAND FUNDS TRUST I, a Massachusetts business trust (the "Trust"), and NEW ENGLAND FUNDS, L.P., a Delaware limited partnership (the "Distributor").


                              W I T N E S S E T H:

     WHEREAS, this Agreement has been approved by the Trustees of the Trust in contemplation of the transfer by the Distributor of its rights to receive the Class B Distribution Fee (as defined in the Class B Distribution and Service Plan attached hereto as Exhibit A) and/or contingent deferred sales charges to a financing party in order to raise funds to cover distribution expenditures;

     WHEREAS, the Trustees of the Trust recognize the importance to the Trust of the Distributor being able to obtain financing with which to pay commissions on Class B shares at the time of sale;

     WHEREAS, the Trustees of the Trust acknowledge that by providing financing to the Distributor the financing party enables the Distributor to provide valuable services to the Series (as defined below); and

     WHEREAS, the Trustees of the Trust, in the context of considering the best interests of the Series and its shareholders at the time of and in preparation for any vote, consent or other action that the Trustees of the Trust may from time to time take relating to the continued receipt by the Distributor (and/or the financing party) of the Distribution Fee, intend to consider the effect on the Distributor and any financing party of any such vote, consent or action.

     NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the Trust and the Distributor agree as follows:

1.   Distributor.  The Trust hereby appoints the Distributor as general
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     distributor of shares of beneficial interest ("Series shares") of the
     Trust's New England Star Worldwide Fund series (the "Series") during the term of this Agreement. The Trust reserves the right, however, to refuse at any time or times to sell any Series shares hereunder for any reason deemed adequate by the Board of Trustees of the Trust.

2.   Sale and Payment.  Under this agreement, the following provisions shall
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     apply with respect to the sale of and payment for Series shares:
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     (a) The Distributor shall have the right, as principal, to purchase Series shares from the Trust at their net asset value and to sell such shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. The Distributor shall also have the right, as principal, to sell shares to dealers against orders therefor at the public offering price less a concession determined by the Distributor.

     (b) Prior to the time of delivery of any shares by the Trust to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Trust or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such shares. The Distributor shall retain so much of any sales charge or underwriting discount as is not allowed by it as a concession to dealers.

3.   Fees.  For its services as general distributor of the Class B Series
     ----
     shares, the Trust shall cause the Series to pay to the Distributor (or its designee or transferee) in addition to the sales charge, if any, referred to in Section 4 below, the Class B Distribution Fee at the rate and upon the terms and conditions set forth in the Class B Distribution and Service Plan attached as Exhibit A hereto, and as amended from time to time, and the Distributor shall also be entitled to receive any contingent deferred sales charges that may be payable upon redemption or repurchase of Class B Series shares. The Class B Distribution Fee shall be accrued daily and paid monthly to the Distributor (or, at its direction, to its designee or transferee) as soon as practicable after the end of the calendar month in which it accrues, but in any event within five business days following the last day of the month. So long as this agreement and the Class B Distribution and Service Plan have not been terminated in accordance with their respective terms, the Series' obligation to pay the Class B Distribution Fee to the Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Trust or the Series of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than its rights to be paid the Class B Distribution Fee and to be paid contingent deferred sales charges with respect to Class B Series shares) of the Distributor).

4.   Public Offering Price.  The public offering price shall be the net asset
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     value of Series shares, plus any applicable sales charge, all as set forth in the current prospectus and statement of additional information ("prospectus") of the Trust relating to the Series shares. In no event shall the public offering price exceed 1000/942.50 of such net asset value, and in no event shall any applicable sales charge or underwriting discount exceed 5.75% of the public offering price. The net asset value of Series shares shall be determined in accordance with the provisions of the agreement and declaration of trust and by-laws of the Trust and the current prospectus of the Trust relating to the Series shares.

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5.  Trust Issuance of Series Shares.  The delivery of Series shares shall be
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    made promptly by a credit to a shareholder's open account for the Series or by delivery of a share certificate. The Trust reserves the right (a) to issue Series shares at any time directly to the shareholders of the Series as a stock dividend or stock split, (b) to issue to such shareholders shares of the Series, or rights to subscribe to shares of the Series, as all or part of any dividend that may be distributed to shareholders of the Series or as all or part of any optional or alternative dividend that may be distributed to shareholders of the Series, and (c) to sell Series shares in accordance with the current applicable prospectus of the Trust relating to the Series shares.

6.  Redemption or Repurchase.  The Distributor shall act as agent for the Trust
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    in connection with the redemption or repurchase of Series shares by the
    Trust to the extent and upon the terms and conditions set forth in the current applicable prospectus of the Trust relating to the Series shares, and the Trust agrees to reimburse the Distributor, from time to time upon demand, for any reasonable expenses incurred in connection with such redemptions or repurchases. The Trust will remit to the Distributor any contingent deferred sales charges imposed on redemptions or repurchases of Series shares (other than Class B shares) upon the terms and conditions set forth in the then current prospectus of the Trust. The Trust will also remit to the Distributor (or its designee or transferee), in addition to the Class B Distribution Fee, any contingent deferred sales charges imposed on redemptions or repurchases of Class B shares, in accordance with the Remittance Agreement attached hereto as Exhibit B.

7.  Undertaking Regarding Sales.  The Distributor shall use reasonable efforts
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    to sell Series shares but does not agree hereby to sell any specific number of Series shares and shall be free to act as distributor of the shares of other investment companies. Series shares will be sold by the Distributor only against orders therefor. The Distributor shall not purchase Series shares from anyone except in accordance with Sections 2 and 6 and shall not take "long" or "short" positions in Series shares contrary to the agreement and declaration of trust or by-laws of the Trust.

8.  Compliance.  The Distributor shall conform to the Rules of Fair Practice of
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    the NASD and the sale of securities laws of any jurisdiction in which it sells, directly or indirectly, any Series shares. The Distributor agrees to make timely filings, with the Securities and Exchange Commission in Washington, D.C. (the "SEC"), the NASD and such other regulatory authorities as may be required, of any sales literature relating to the Series and intended for distribution to prospective investors. The Distributor also agrees to furnish to the Trust sufficient copies of any agreements or plans it intends to use in connection with any sales of Series shares in adequate time for the Trust to file and clear them with the proper authorities before they are put in use (which the Trust agrees to use its best efforts to do as expeditiously as reasonably possible), and not to use them until so filed and cleared.

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9.  Registration and Qualification of Series Shares.  The Trust agrees to
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    execute such papers and to do such acts and things as shall from time to time be reasonably requested by the Distributor for the purpose of qualifying and maintaining qualification of the Series shares for sale under the so-called Blue Sky Laws of any state or for maintaining the registration of the Trust and of the Series shares under the federal Securities Act of 1933 and the federal Investment Company Act of 1940 (the "1940 Act"), to the end that there will be available for sale from time to time such number of Series shares as the Distributor may reasonably be expected to sell. The Trust shall advise the Distributor promptly of (a) any action of the SEC or any authorities of any state or territory, of which it may be advised, affecting registration or qualification of the Trust or the Series shares, or rights to offer Series shares for sale, and (b) the happening of any event which makes untrue any statement or which requires the making of any change in the Trust's registration statement or its prospectus relating to the Series shares in order to make the statements therein not misleading.

10.  Distributor Independent Contractor.  The Distributor shall be an
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     independent contractor and neither the Distributor nor any of its officers or employees as such is or shall be an employee of the Trust. The Distributor is responsible for its own conduct and the employment, control and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employer taxes thereunder.

11.  Expenses Paid by Distributor.  While the Distributor continues to act as
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     agent of the Trust to obtain subscriptions for and to sell Series shares, the Distributor shall pay the following:

     (a) all expenses of printing (exclusive of typesetting) and distributing any prospectus for use in offering Series shares for sale, and all other copies of any such prospectus used by the Distributor, and

     (b) all other expenses of advertising and of preparing, printing and distributing all other literature or material for use in connection with offering Series shares for sale.

12.  Interests in and of Distributor.  It is understood that any of the
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     shareholders, trustees, officers, employees and agents of the Trust may be a shareholder, director, officer, employee or agent of, or be otherwise interested in, the Distributor, any affiliated person of the Distributor, any organization in which the Distributor may have an interest or any organization which may have an interest in the Distributor; that the Distributor, any such affiliated person or any such organization may have an interest in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transaction hereunder except as otherwise provided in the agreement and declaration of trust or by-

                                      -4-
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     laws of the Trust, in the limited partnership agreement of the Distributor or by specific provision of applicable law.


13.  Words "New England" and Letters "TNE".  The Distributor and/or its parent
     -------------------------------------
     organizations, New England Mutual Life Insurance Company ("The New England") and New England Investment Companies, L.P. ("NEIC"), retain proprietary rights in the words "New England" and the letters "TNE", which may be used by the Trust and the Series only with the consent of the Distributor, which is authorized by The New England and NEIC to give such consent as provided herein. The Distributor consents to the use by the Series of the name "New England Star Worldwide Fund" or any other name embodying the words "New England" or the letters "TNE", in such forms as the Distributor shall in writing approve, but only on condition and so long as (i) this Agreement shall remain in full force and (ii) the Trust shall fully perform, fulfill and comply with all provisions of this Agreement expressed herein to be performed, fulfilled or complied with by it. No such name shall be used by the Trust or the Series at any time or in any place or for any purposes or under any conditions except as in this section provided. The foregoing authorization by the Distributor as agent of The New England and NEIC to the Trust and the Series to use said words or letters as part of a business or name is not exclusive of the right of the Distributor itself to use, or to authorize others to use, the same; the Trust acknowledges and agrees that as between the Distributor and the Trust and the Series, the Distributor has the exclusive right so to use, or authorize others to use, said words and letters, and the Trust agrees to take such action as may reasonably be requested by the Distributor to give full effect to the provisions of this section (including, without limitation, consenting to such use of said words or letters). Without limiting the generality of the foregoing, the Trust agrees that, upon any termination of this Agreement by either party or upon the violation of any of its provisions by the Trust, the Trust will, at the request of the Distributor made within six months after the Distributor has knowledge of such termination or violation, use its best efforts to change the name of the Trust and the Series so as to eliminate all reference, if any, to the words "New England" or the letters "TNE" and will not thereafter transact any business in a name containing the words "New England" or the letters "TNE" in any form or combination whatsoever, or designate itself as the same entity as or successor to any entity of such name, or otherwise use the words "New England" or the letters "TNE" or any other reference to the Distributor. Such covenants on the part of the Trust and the Series shall be binding upon it, its trustees, officers, shareholders, creditors and all other persons claiming under or through it.

14.  Effective Date and Termination.  This Agreement shall become effective as
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     of the date of its execution, and

     (a) Unless otherwise terminated, this Agreement shall continue in effect with respect to the shares of the Series so long as such continuation is specifically approved at least annually (i) by the Board of Trustees of the Trust or by the vote of a majority

                                      -5-
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          of the votes which may be cast by shareholders of the Series and (ii)
          by a vote of a majority of the Board of Trustees of the Trust who are not interested persons of the Distributor or the Trust, cast in person at a meeting called for the purpose of voting on such approval.

     (b) This Agreement may at any time be terminated on sixty days' notice to the Distributor either by vote of a majority of the Trust's Board of Trustees then in office or by the vote of a majority of the votes which may be cast by shareholders of the Series.

     (c) This Agreement shall automatically terminate in the event of its assignment (excluding for this purpose any assignment of rights to payment described in the recitals and in Section 19 of the Agreement which are hereby ratified and approved).

     (d) This Agreement may be terminated by the Distributor on ninety days' written notice to the Trust.

Termination of this Agreement pursuant to this section shall be without payment of any penalty.

15.  Definitions.  For purposes of this Agreement, the following definitions
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     shall apply:

     (a) The "vote of a majority of the votes which may be cast by shareholders of the Series" means (1) 67% or more of the votes of the Series present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Series entitled to vote at such meeting are present; or (2) the vote of the holders of more than 50% of the outstanding shares of the Series entitled to vote at such meeting, whichever is less.

     (b) The terms "affiliated person", "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

16.  Amendment.  This Agreement may be amended at any time by mutual consent of
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     the parties, provided that such consent on the part of the Series shall be approved (i) by the Board of Trustees of the Trust or by vote of a majority of the votes which may be cast by shareholders of the Series and (ii) by a vote of a majority of the Board of Trustees of the Trust who are not interested persons of the Distributor or the Trust cast in person at a meeting called for the purpose of voting on such approval.

17.  Applicable Law and Liabilities.  This Agreement shall be governed by and
     ------------------------------
     construed in accordance with the laws of The Commonwealth of Massachusetts. All sales hereunder are to be made, and title to the Series shares shall pass, in Boston, Massachusetts.

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18.  Limited Recourse.  The Distributor hereby acknowledges that the Trust's
     ----------------
     obligations hereunder with respect to the shares of the Series are binding only on the assets and property belonging to the Series.

19.  Payments to Distributor's Transferees.  The Distributor may transfer its
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     rights to payments hereunder with respect to Class B shares (but not its obligations hereunder) in order to raise funds to cover distribution expenditures, and any such transfer shall be effective upon written notice from the Distributor to the Trust. In connection with the foregoing, the Series is authorized to pay all or a part of the Distribution Fee and/or contingent deferred sales charges in respect of Class B shares directly to such transferee as directed by the Distributor.

20.  Liquidation etc.  As long as the Class B Distribution and Service Plan is
     ---------------
     in effect, the Series shall not change the manner in which the Distribution Fee is computed (except as may be required by a change in applicable law after the date hereof) or adopt a plan of liquidation without the consent of the Distributor (or any designee or transferee of the Distributor's rights to receive payment hereunder in respect of Class B shares) except in circumstances where a surviving entity or transferee of the Series' assets adopts the Class B Distribution and Service Plan and assumes the obligations of the Series to make payments to the Distributor (or its transferee) hereunder in respect of Class B shares.

21.  "Distributor's Shares" etc.  The Trust, on behalf of the Series, agrees
     ---------------------------
     that it will not pay any portion of the Class B Distribution Fee which is calculated by reference to the "Distributor's Shares" (nor shall it pay a Distribution Fee calculated by reference to Class B shares ("Other Class B Shares") other than the Distributor's Shares at a rate exceeding .75% per annum of the net assets attributable to Other Class B Shares) to any person other than the Distributor (or its designee or transferee) without the written consent of the Distributor. "Distributor's Shares" shall mean (i) Class B shares of the Series that were sold by the Distributor, plus (ii) Class B shares of the Series issued in connection with the exchange, for Class B shares of the Series, of Class B shares of another fund in the New England fund group that were sold by the Distributor, plus (iii) Class B shares of the Series issued in connection with the exchange, for Class B shares of the Series, of Class B shares of another fund in the New England fund group issued in respect of the automatic reinvestment of dividends or capital gain distributions in respect of Class B shares of such other fund that were sold by the Distributor, plus (iv) Class B shares of the Series issued in respect of the automatic reinvestment of dividends or capital gain distributions in respect of Class B shares of the Series described in clauses (i), (ii) and (iii). To the extent permitted under the 1940 Act, the terms of this Section 21 shall survive the termination of this Agreement.

22.  Limitation on Reduction of Class B Distribution Fee.  The Trust, on
     ----------------------------------------------------
     behalf of the Series, agrees that it will not reduce the Distribution Fee in respect of Series' assets attributable to Class B shares below the annual rate of 0.75% unless it has ceased (and not resumed)
       paying all "service fees" (within the meaning of Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. or any successor provision thereto) to the Distributor, to any affiliate of the Distributor and to any other person in circumstances where substantially all of the services and functions relating to the distribution of Class B Series shares have been delegated to, or are being performed by, the Distributor or an affiliate of the Distributor. To the extent permitted under the 1940 Act, the terms of this Section 22 shall survive the termination of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                              NEW ENGLAND FUNDS TRUST I,
                              on behalf of its New England
                              Star Worldwide Fund series


                              By________________________________________


                              NEW ENGLAND FUNDS, L.P.

                              By:  NEF Corporation, its general partner


                              By________________________________________

       A copy of the Agreement and Declaration of Trust establishing New England Funds Trust I (the "Trust") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Trust's New England Star Worldwide Fund series (the "Series") on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the assets and property of the Series.

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